Exhibit 99.1

Contacts: Shev Rush Media First Public Relations shev@mediafirstpr.com 760-567-4321 Stephanie Penner Kintera Corporate Communications spenner@kintera.com 858-795-8875

Kintera Reports Second Quarter 2005 Financial Results and

Restated First Quarter Results

SAN DIEGO – August 15, 2005 – Kintera®, Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit and government sectors, today announced second quarter 2005 financial results and revised its first quarter 2005 results.

For the quarter ended June 30, 2005, Kintera reported total revenue of $10.4 million, an increase of 77 percent compared with $5.9 million in the second quarter 2004. For the six months ended June 30, 2005, total revenue was $19.8 million, an increase of 120 percent over revenue for the six months ended June 30, 2004.

Kintera continues to experience significant growth in revenue generated from new contracts. During the second quarter of 2005, Kintera signed new contracts with a fixed value totaling approximately $12.1 million, an increase of 20 percent compared with $10.1 in the first quarter 2005. These contract signings include Kintera FundWare® signings.

Additionally, the company reported it processed $56.0 million in online donations in the second quarter of 2005, which was more than double the $25.0 million in online donations reported for the second quarter of 2004. Excluding tsunami-related donations reported in the first quarter of 2005, Kintera’s donation volume in the second quarter nearly doubled first quarter results.

Kintera’s net loss for the second quarter of 2005 was $10.1 million, or $0.33 per share, versus the loss of $4.2 million, or $0.17 per share, in the second quarter of 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $7.7 million, or $0.25 per share, in the second quarter of 2005, compared to a loss of $2.3 million, or $0.10 per share, in the second quarter of 2004.

Cash used in operations was $6.1 million in the second quarter of 2005, down from $9.6 million in the first quarter of 2005. Cash, cash equivalents, and marketable securities as of June 30, 2005 totaled $31.9 million.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Results

Operating expenses for the second quarter 2005 totaled $18.3 million, an increase of $8.9 million from the second quarter 2004. In order to improve overall operating performance, Kintera is announcing that it is reducing its overall personnel base by approximately 10 percent from its workforce at the end of second quarter. These reductions will be completed by the end of the third quarter 2005 and have been communicated to affected employees. The reductions impact all areas of the business and reflect Kintera’s focus on improving efficiency and performance in all areas and units.

“We continue to be extremely focused on ensuring that our customers receive high quality product service and support from Kintera,” said Kintera CEO Harry E. Gruber, M.D. “However, we are focusing our investments in sales, service, infrastructure and development to ensure a high level of productivity and to improve operating results.”

Net Impact of First Quarter Restatement

The Company has filed an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 to incorporate revised financial results for that period. In the restated financial statements the Company corrects its accounting treatment of certain software development costs which had been previously capitalized in error prior to the achievement of technological feasibility required by Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and during the preliminary project stated under the provision of State of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are now being recorded as current period operating expenses. The restated financial statements also reflect the correction of other individually immaterial errors contained in the financial statements included in the originally filed Form 10-Q for the first quarter of 2005. The Company’s revised net loss for the quarter ended March 31, 2005 is $11.7 million or $0.39 per share, an increase of $1.7 million and $0.06 per share from the figures previously reported.

“In the course of a detailed review of our financial statements and accounting standards we became aware of certain issues that the Board and executive management team believed needed to be addressed to accurately present our financial statements and to improve the transparency of our financial results to our shareholders,” said Kintera CFO Richard Davidson. “We have responded quickly to correct this error. Our Board and management team are wholly committed to ensuring that controls are in place to ensure that our financial statements are timely and accurate in the future.”

Conference Call Details

Kintera will host a conference call on Tuesday, August 16, 2005 at 8:15 a.m. Eastern Time to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 800-510-0146 (617-614-3449 for international calls), using conference code 19116089. A live webcast and replay of the call over the Internet will be available at www.kintera.com/webcasts or at www.kintera.com in the “Investor Relations” area under “Financial Information.”

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Results

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation. More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for customer relationship management (CRM), a web content management system (CMS), eMarketing and directed giving applications. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, The Giving Communities, GivingFund, CharityGift, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of August 15, 2005, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, the growth in the market for Kintera’s services, the restatement of first quarter 2005 results and the effects of a reduction in force. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: risks that we will be unable to develop sufficient accounting and control procedures to properly account for software development costs; risks that our audited financial results will differ from those set forth in this press release due to matters identified during either the completion of the audit of these results by our independent auditors or the examination of our internal control over financial reporting, neither of which has been completed as of the date of this press release; risks that the reduction in force may impair employee morale or adversely affect our revenue and impact operating results generally our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions. Kintera may change its intention, belief or

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Earnings

expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and EBITDA per share, may be considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Earnings

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
Net revenues	$10,430	$5,893	$19,764	$8,964
Cost of revenues	2,359	1,205	5,089	1,774

Gross profit	8,071	4,688	14,675	7,190
Gross margin	77%	80%	74%	80%
Sales and marketing	9,215	3,835	16,607	6,819
Product development and support	4,030	2,070	7,914	3,659
General and administrative	4,177	1,855	7,340	3,466
Stock-based compensation	872	1,155	1,982	2,283
Stock-based compensation, non-cash charge for vesting stock related to CTSG acquisition	—	—	2,955	—

Total operating expenses	18,294	8,915	36,798	16,227
Operating loss	(10,223)	(4,227)	(21,123)	(9,037)
Interest income (expense) and other	139	71	365	128

Net loss	$(10,084)	$(4,156)	$(21,758)	$(8,909)

Basic and diluted net loss per share	$(0.33)	$(0.17)	$(0.72)	$(0.38)

Weighted average shares - basic and diluted	30,382	23,880	30,079	23,176

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Earnings

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
Net loss	$(10,084)	$(4,156)	$(21,758)	$(8,909)
Interest expense	84	77	138	126
Depreciation and amortization	1,391	615	2,755	976
Income taxes	—	—	—	—
Stock based compensation	872	1,155	1,982	2,283
Stock based compensation, non-cash charge for vesting stock related to CTSG acquisition	—	—	2,955	—

EBITDA	$(7,737)	$(2,309)	$(13,928)	$(5,524)

EBITDA per share	$(0.25)	$(0.10)	$(0.46)	$(0.24)

Weighted average shares - basic and diluted	30,382	23,880	30,079	23,176

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Earnings

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	As of June 30, 2005	As of December 31, 2004
Cash, cash equivalents and short-investments	$31,860	$50,246
Accounts receivable	8,708	6,471
Accounts receivable from related party	—	—
Other current assets	1,539	1,970

Total current assets	42,107	58,687
Property and equipment, net	4,958	3,576
Intangibles and other	24,142	24,675

Total assets	$71,207	$86,938

Donations payable to customers	$1,552	$4,610
Deferred revenue	11,345	8,149
Accounts payable and other current liabilities	5,345	5,488

Total current liabilities	18,242	18,247
Other liabilities	145	104
Stockholders’ equity	52,820	68,587

Total liabilities and stockholders’ equity	$71,207	$86,938

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Earnings

Summary of Restated First Quarter Results for the Period Ending March 31, 2005 (in thousands)

		As of March 31, 2005
	Previously Reported	Corrections	As Restated
Statement of Operations
For the three months ended March 31, 2005
Revenue	$9,468	$(134)	$9,334
Cost of revenues	2,736	(6)	2,730
Sales and marketing	7,336	56	7,392
Product development and support	2,449	1,435	3,884
General and administrative	3,050	113	3,163
Interest income (expense) and other, net	238	(12)	226
Net loss	$(9,930)	$(1,744)	$(11,674)
Basic and diluted net loss per share	$(0.33)	$(0.06)	$(0.39)

Balance Sheet
As of March 31, 2005
Assets
Accounts receivable, net	$7,001	$(182)	$6,819
Prepaid expenses and other current assets	2,294	(167)	2,127
Total current assets	48,711	(349)	48,362
Software development costs, net	3,136	(1,373)	1,763
Total assets	78,794	(1,722)	77,072

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	2,580	29	2,609
Deferred revenue	8,406	(7)	8,399
Total current liabilities	15,379	22	15,401
Accumulated deficit	$(62,995)	$(1,744)	$(64,739)
Total stockholders’ equity	63,314	(1,744)	61,570
Total liabilities and stockholders’ equity	78,794	(1,722)	77,072

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports Second Quarter 2005 Financial Results and Restated First Quarter Earnings

Statement of Cash Flows

For the three months ended March 31, 2005

Operating activities
Net loss	$(9,930)	$(1,744)	$(11,674)
Bad debt expense	107	8	115
Amortization of software development costs	125	(6)	119
Accounts receivable	(640)	174	(466)
Prepaid expenses and other current assets	(323)	167	(156)
Donations payable to customers	(1,995)	29	(1,966)
Deferred revenue	579	(7)	572
Net cash provided by (used in) operating activities	(8,205)	(1,379)	(9,584)
Investing activities
Additions to software development costs	(1,352)	1,379	27
Net cash provided by investing activities	$3,522	$1,409	$4,931

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com